EXHIBIT 10.2
CONFIDENTIAL INFORMATION AND NON-SOLICITATION AGREEMENT
     This Confidential Information and Non-Solicitation Agreement (“Agreement”) is entered into as of this    1st      day of      July        , 2006 by and between Midwest Banc Holdings, Inc. (the “Company”) and the undersigned employee (“Employee”). In consideration of the covenants contained in this Agreement, Employee’s continued employment by the Company, the compensation and benefits to be provided Employee while employed by the Company, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:
     1.     At-Will Employment. The Company employs Employee as an at-will employee and the parties agree that there is no employment term. Nothing contained in this Agreement shall constitute a guaranteed period of employment or any right to continued employment. Both Employee and the Company may terminate the Employee’s employment at any time.
     2.     Restricted Stock. In consideration for the Employee entering into this Agreement, the Company hereby agrees to provide Employee an award of restricted stock as set forth in the Restricted Stock Grant Notice (attached to this Agreement and incorporated by reference herein). All rights and obligations with respect to the restricted stock award are governed by the terms of the Midwest Banc Holdings, Inc. Stock and Incentive Plan and the attached Restricted Stock Grant Notice.
     3.     Confidential Information.
          (a) Employee acknowledges that during the course of his or her employment he or she has learned or will learn or develop Confidential Information (as that term is defined in this Section 3). Employee further acknowledges that unauthorized disclosure or use of such Confidential Information, other than in discharge of Employee’s duties, will cause Company or its affiliates irreparable harm.
          (b) For purposes of this Section, Confidential Information means trade secrets (such as technical and non-technical data, a program, method, technique or process) and other proprietary information concerning the products, processes or services of Company or its affiliates, including but not limited to: computer programs; marketing, or organizational research and development; business plans; revenue forecasts; personnel information, including the identity of other employees of Company, its successors or their affiliates, their responsibilities, competence, abilities, and compensation; pricing and financial information; current and prospective customer lists and information on customers or their employees; information concerning planned or pending acquisitions or divestitures; and information concerning purchases of major equipment or property, which information: (a) has not been made generally available to the public in violation of a confidentiality agreement, fiduciary duty or similar obligation; and (b) is useful or of value to the current or anticipated business, or research or development activities of Company or its affiliates; or (c) has been identified as confidential by: (i) Employee, or (ii) to Employee’s knowledge, by the Company, its successors or their affiliates, either orally or in writing.

          (c) Except in the course of his or her employment and in the pursuit of the business of the Company, its successor or their affiliates, Employee shall not, during the course of his or her employment and continuing until the      first                     anniversary of said termination date, for any reason, directly or indirectly, disclose, publish, communicate or use on his or her behalf or another’s behalf, any Confidential Information, proprietary information or other data of the Company, its successors or their affiliates.
          (d) All notes, reports, plans, memoranda or other documents created, developed, generated or held by Employee during his or her employment concerning or related to Company’s, its successors’ or their affiliates’ business, and whether containing or relating to Confidential Information or not, are the property of Company, its successors or their affiliates, as applicable, and will be promptly delivered to Company, its successors or their affiliates upon termination of Employee’s employment for any reason whatsoever.
     4.     Non-Solicitation.
          (a) Employee agrees that during the Non-Solicitation Period (as defined below), Employee will not either as an individual, on his or her own account, or as an agent, employee, director, shareholder or otherwise, directly or indirectly, solicit, induce or encourage, or attempt to solicit, induce or encourage any customer of the Company, its successors or their affiliates not to do business with the Company, its successors or their affiliates. For purposes of this paragraph, such customers and such affiliates shall be limited to those persons or entities which are customers or affiliates as of the date immediately preceding the date of the Employee’s termination of employment.
          (b) Employee agrees that during the Non-Solicitation Period Employee will not, directly or indirectly solicit, induce or encourage any person who, as of the date immediately preceding the date of the termination of employment, is an employee of the Company, its successors or their affiliates to terminate his or her relationship with the Company, its successors, or their affiliates.
          (c) For purposes of this Agreement, the “Non-Solicitation Period” shall mean the period of Employee’s employment by the Company and continuing for a period of twelve (12) months after the termination of Employee’s employment for any reason.
     5.     Remedies. Employee warrants and represents that: (i) Employee has read and understands this Agreement; (ii) Employee has had an opportunity to consult with legal counsel in connection herewith; (iii) the restraints and agreements herein provided are fair and reasonable; (iv) enforcement of the provisions of Sections 3 and 4 will not cause the Employee undue hardship; and (v) that the above restrictions are reasonable in scope and duration and are the least restrictive means to protect the Company’s, its successors’ and their affiliates’ legitimate and proprietary business interests and property from irreparable harm.
     Employee acknowledges that failure to comply with the terms of this Agreement will cause irreparable damage to the Company or its affiliates. Therefore, Employee agrees that the Company, its successors or their affiliates shall have the right to seek injunctive relief (without bond) and other equitable relief, as well as maintain an action for damages in any court of competent jurisdiction (in addition to any other remedies available at law or in equity) for Employee’s breach or threatened breach of the restrictions contained in Sections 3 and 4. The existence of any claim or cause of action Employee may have against the Company will not constitute a defense thereto. Employee further agrees to pay reasonable attorney fees and costs of litigation incurred by the Company, its successors, or their affiliates in any proceeding relating to the enforcement of said provisions or to any alleged breach thereof in which the Company, its successors or their affiliates prevail.
     In the event of a breach or a violation by Employee of any of the covenants and provisions of this Agreement, the running of the Non-Solicitation Period (but not of Employee’s obligation thereunder), shall be tolled during the period of the continuance of any actual breach or violation.
     6.     No Conflicting Contracts. Employee represents and warrants that Employee is not subject to any non-compete, non-solicitation, confidentiality or other similar covenant in any other contract or agreement, and no contractual or other commitment or covenant exists which would prevent Employee’s full performance of Employee’s duties and responsibilities as an employee of the Company.
     7.     Assignability. The Company may assign this Agreement to any successor or affiliated entity and this Agreement inures to the benefit of the Company, its subsidiaries, affiliated entities, successors and assigns. This Agreement, being personal, is not assignable by Employee.
     8.     Waivers. The waiver by the Company or Employee of any action, right, or condition in this Agreement, or of any breach of a provision of this Agreement, shall not constitute a waiver of any other occurrences of the same event.
     9.     Complete Agreement; Amendments. This Agreement is the complete agreement between the parties regarding its terms, and supersedes any and all prior agreements or understandings between them relating to its terms.
     This Agreement may be amended or canceled by mutual agreement of the parties in writing without the consent of any other person and, so long as the Employee lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.
     10.     Survival. Employee’s obligations under this Agreement shall survive the termination of Employee’s employment with the Company regardless of the manner of such termination, and shall be binding upon the Employee, the Employee’s legal representative, and the Employee’s heirs, executors, and administrators.
     11.     Counterparts. This Agreement may be signed in one or more counterparts, each when executed and delivered shall be an original and enforceable against the party who signed it, but which together constitute one and the same agreement.

     12.     Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, it is the intent of the parties that this Agreement be construed or reformed to the fullest extent possible so as to be enforceable and be in conformance with the manner in which it was originally intended to operate, including, without limitation, the deletion or modification of any invalid or unenforceable provision.
     13.     Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State Illinois.
     IN WITNESS WHEREOF, the Employee has hereunto set his or her hand and, the Company has caused this Agreement to be executed in its name on its behalf all as of the day and year first above written.

COMPANY		EMPLOYEE

By:

	James Giancola	[FULL NAME]
	President and CEO	[TITLE]

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